         As filed with the Securities and Exchange Commission
                           on July 26, 1996

                                             Registration No. ________
==============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                  REGISTRATION STATEMENT ON FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                        VIEWLOGIC SYSTEMS, INC.
          (Exact name of issuer as specified in its charter)

               DELAWARE                                      04-2830649
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                     Identification No.)


293 BOSTON POST ROAD WEST, MARLBORO, MASSACHUSETTS            01752
     (Address of Principal Executive Offices)               (Zip Code)

                    1991 RESTATED STOCK OPTION PLAN
                       (Full title of the plan)

                      PETER T. JOHNSON, SECRETARY
                        VIEWLOGIC SYSTEMS, INC.
                       293 BOSTON POST ROAD WEST
                     MARLBORO, MASSACHUSETTS 01752
                (Name and address of agent for service)

                            (508) 480-0881
     (Telephone number, including area code, of agent for service)
==============================================================================
                    CALCULATION OF REGISTRATION FEE

                              Proposed     Proposed
Title of                      maximum      maximum
securities       Amount       offering     aggregate       Amount of
to be            to be        price        offering        registration
registered       registered   per share    price           fee
- -----------      ----------   ---------    ---------       ------------
Common Stock,    800,000      $12.07(1)    $9,656,000(1)   3,330.00
$.01 par value   shares
___________________________________________________________________
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on July 24, 1996 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.


                           Page 1 of 6 pages

                Statement of Incorporation by Reference
                ---------------------------------------
     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 33-46067 and 33-62480, relating to the Registrant's 1991 Restated Stock Option Plan.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlboro, Commonwealth of Massachusetts on the 26th day of July, 1996.


                                   VIEWLOGIC SYSTEMS, INC.



                                   By:/s/ Alain J. Hanover
                                      --------------------------
                                      Alain J. Hanover
                                      Chairman of the Board of
                                      Directors and Chief
                                      Executive Officer




                           POWER OF ATTORNEY

     We, the undersigned officers and directors of Viewlogic Systems,Inc. hereby severally constitute Alain J. Hanover, Ronald R. Benanto and Peter T. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Viewlogic Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title
- ---------                     -----

/s/ Alain J. Hanover          Chief Executive Officer   )
Alain J. Hanover              and Chairman of the Board )
                              (principal executive      )
                              officer)                  )
                                                        )
                                                        )
/s/ Ronald R. Benanto         Senior Vice President of  )
Ronald R. Benanto             Finance, Chief Financial  )
                              Officer and Treasurer     )
                              (principal financial      )
                              and accounting officer)   ) July 26, 1996
                                                        )
                                                        )
/s/ William J. Herman         President and Director    )
William J. Herman                                       )
                                                        )
                                                        )
                              Director                  )
Stanley F. Alfeld                                       )
                                                        )
                                                        )
/s/ Gregory T. George         Director                  )
Gregory T. George                                       )
                                                        )
                                                        )
/s/ Gordon Hoffman            Director                  )
Gordon Hoffman                                          )
                                                        )
                                                        )
/s/ Larry E. Reeder           Director                  )
Larry E. Reeder                                         )
                                                        )
                                                        )
/s/ Gregory A. White          Director                  )
Gregory A. White                                        )
                                                        )
                                                        )
/s/ Allyn C. Woodward, Jr.    Director                  )
Allyn C. Woodward, Jr.                                  )

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                             EXHIBIT INDEX
                             -------------

Exhibit
Number       Description                                         Page
- -------      -----------                                         ----

   5         Opinion of Hale and Dorr                            5
  23.1       Consent of Hale and Dorr (included in Exhibit 5)    5
  23.2       Consent of Deloitte & Touche LLP (Boston)           6
  24         Power of Attorney (see page 2 of this               2
               Registration Statement)